UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Transocean Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMPORTANT

ANNUAL GENERAL MEETING IS SCHEDULED

FOR MAY 14, 2010

PLEASE INSTRUCT YOUR BROKER TO VOTE TODAY!

May 3, 2010

Dear Sir /Madam:

According to our latest records, your broker has not received your voting instructions for the important meeting of shareholders of Transocean Ltd. to be held on May 14, 2010.  Your vote is extremely important, regardless of the number of ordinary shares that you own.  Please instruct your broker how to vote your shares today to avoid additional solicitation costs.

Please use one of the following methods to promptly provide voting instructions to your broker:

1.                Instruct your broker by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.                Instruct your broker by Telephone:  Call toll-free (800) 454-8683.  Have your 12-digit control number listed on the instruction form ready and follow the simple instructions.

3.                Instruct your broker by Mail:  Sign, date and return your instruction form in the postage-paid return envelope provided.

For the reasons set forth in the definitive proxy statement dated April 1, 2010 your Board of Directors unanimously recommends that you instruct your broker to vote “FOR” the items set forth in the proxy (and “as recommended by the Board of Directors” as to all ad hoc proposals). If you need to review the material once again the material is available at http://www.deepwater.com/proxymaterials.cfm.  We respectfully request that you vote your shares at your earliest convenience.

If you have any questions or need assistance, please call D.F. King & Co., Inc. toll free at (800) 488-8035.

Thank you for your cooperation and continued support.

Sincerely,

Gregory S. Panagos
Vice President
Investor Relations and Communication